Central Coast Bancorp Announces a 63.7% Increase in Third Quarter Earnings

SALINAS, CA -- 10/24/2005 -- Central Coast Bancorp (NASDAQ: CCBN), the holding company for Community Bank of Central California, today announced record quarterly net income of $5,340,000 for the third quarter of 2005. Net income increased 63.7% over the $3,263,000 reported for the third quarter of 2004. Diluted earnings per share for the third quarter of 2005 increased 56.5% to $0.36 from $0.23 in the prior year period. The annualized return on average equity (ROAE) and the return on average assets (ROAA) for the third quarter of 2005 were 18.89% and 1.69% as compared to 13.66% and 1.22% for the same period in 2004.

Net income for the nine months ended September 30, 2005 increased 38.4% to $13,443,000 from $9,715,000 for the nine months ended September 30, 2004. Diluted earnings per share increased to $0.92 from $0.68 for the comparative nine-month periods. For the first nine months of 2005, the annualized ROAE was 16.68% and the ROAA was 1.48% up from 13.99% and 1.25%, respectively, for the same period in 2004. All earnings per share and applicable share data for the 2004 periods have been adjusted for the five-for-four stock split distributed in February 2005.

The Company largely maintained the growth it achieved in its balance sheet in the first half of 2005, ending the third quarter with total assets of $1,233,327,000 as of September 30, 2005, a slight decrease of $15,272,000 (-1.2%) from June 30, 2005 and an increase of $68,666,000 (5.9%) from year-end 2004. Most of the asset growth since year-end has been deployed into the investment portfolio and Fed Funds Sold, as year-to-date loan growth has been relatively flat. Loans at September 30, 2005, totaled $926,306,000, a decrease of $7,117,000 (-0.7%) from June 30, 2005 and $5,210,000 (-0.6%) from year-end 2004. At September 30, 2005, deposits were slightly lower at $1,096,391,000 from June 30, 2005, a decrease of $25,153,000 (-2.2%), but were higher by $45,023,000 (4.3%) from year-end 2004 balances. On a year-over-year basis, the Company's focus on internal growth and de novo branch expansion has generated an increase in total assets of $159,193,000 (14.8%); an increase in loans of $85,757,000 (10.2%); and an increase in deposits of $142,232,000 (14.9%) compared to those balances as of September 30, 2004.

"We are pleased to announce yet another quarter of record-breaking earnings. Focusing on quality loan and deposit relationships, we are building on a strong beginning of the year," stated Nick Ventimiglia, Chairman and CEO. "In addition, while there continues to be deposit pricing pressure, the Bank has continued to realize a net benefit from the rising interest rate environment."

Financial Summary:

Interest income, net interest income, net interest margin and the efficiency ratio are discussed below on a fully taxable equivalent basis. These items have been adjusted to give effect to $369,000 and $244,000, respectively, in taxable equivalent interest income on tax-free investments for the three-month periods ended September 30, 2005 and 2004.

Net interest income for the third quarter of 2005 was $15,084,000, which was an increase of $3,713,000 (32.7%) over the third quarter of 2004. Interest income for the third quarter of 2005 was $19,603,000, an increase of $5,379,000 (37.8%) from the third quarter of 2004. Average earning assets in the third quarter of 2005 increased $190,463,000 (19.2%) over the prior year period. This increase in the volume of earning assets added $2,222,000 to interest income. The average yield on earning assets in the third quarter of 2005 increased 87 basis points to 6.57% from 5.70% in the year earlier period and increased 19 basis points from 6.38% in the second quarter of 2005. The 87 basis point increase in the average yield received resulted in a $3,157,000 increase in interest income.

Interest expense in the third quarter of 2005 totaled $4,519,000, which was an increase of $1,666,000 (58.4%) over the third quarter of 2004. Rates paid on interest-bearing liabilities continued to move upward. The average rate paid on interest-bearing liabilities in the third quarter of 2005 increased 53 basis points to 2.15% from 1.62% in the year earlier period and increased 11 basis points from 2.04% in the second quarter of 2005. The higher rates increased interest expense for the third quarter by $932,000 from the year earlier period. Average balances of interest-bearing liabilities in the third quarter of 2005 increased by $135,033,000 (19.3%) over the prior year period, which added $734,000 to interest expense.

The net interest margin for the third quarter of 2005 was 5.06%, an increase of 13 basis points from 4.93% for second quarter of 2005, and an increase of 52 basis points from 4.56% for the third quarter of 2004. Since the beginning of 2005, deposit pricing pressures have resulted in a slowing of the favorable impact on net interest margin from the current rising rate environment.

The Company made no provision for loan losses in the third quarter of 2005 as compared to $885,000 in the third quarter of 2004. At September 30, 2005, nonperforming and restructured loans totaled $2,993,000 as compared to $835,000 at December 31, 2004 and $2,031,000 at September 30, 2004. The ratio of the allowance for loan losses to total loans was 1.89% at September 30, 2005, 1.75% at December 31, 2004 and 1.76% at September 30, 2004.

Noninterest income increased $64,000 (5.9%) to $1,192,000 in the third quarter of 2005 as compared to the third quarter of 2004 due to various changes in types and levels of business activity.

Noninterest expenses increased $1,045,000 (16.5%) to $7,380,000 in the third quarter of 2005 as compared to the third quarter of 2004. Noninterest expenses were generally higher due to increased staffing, higher health insurance premiums, the two new branches added in the second half of 2004, higher activity levels and normal cost increases. The efficiency ratio for the quarter ended September 30, 2005 improved to 45.5% as compared to 50.7% in the year earlier period.

Central Coast Bancorp operates as a holding company for Community Bank of Central California. Community Bank, headquartered in Salinas, has fourteen branch offices located in: the Monterey County communities of Salinas (2), Monterey (2), Seaside, Marina, Castroville, Gonzales, Soledad and King City; the Santa Clara County community of Gilroy; the Santa Cruz County communities of Santa Cruz and Watsonville; and in the San Benito County community of Hollister. The Bank provides traditional deposit, lending, mortgage and commercial products and services to business and retail customers throughout the California Central Coast area.

On October 13, 2005, Central Coast Bancorp issued a press release and subsequently filed a Form 8-K with the Securities and Exchange Commission to announce the proposed acquisition of Central Coast Bancorp and its bank subsidiary, Community Bank of Central California, pursuant to a definitive agreement dated October 12, 2005, entered into by and between Central Coast Bancorp and VIB Corp, located in El Centro, California. The acquisition transaction is subject to approvals of applicable regulatory authorities and the favorable vote of shareholders of Central Coast Bancorp.

Information on the Company and its subsidiary Bank may be obtained from the Company's website www.community-bnk.com. Copies of the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments thereto are available free of charge on the website as soon as they are filed with the SEC. To access these reports through a link to the Edgar reporting system simply select the "Central Coast Bancorp -- Corporate Profile" menu item, then click on the "Central Coast Bancorp SEC Filings" link. Section 16 insider filings can also be accessed through the website. Follow the same instructions and select "Central Coast Bancorp SEC Section 16 Reports."

Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Changes to such risks and uncertainties, which could impact future financial performance, include, among others, (1) competitive pressures in the banking industry; (2) changes in the interest rate environment; (3) general economic conditions, nationally, regionally and in operating market areas, including a decline in real estate values in the Company's market areas; (4) the effects of terrorism, the threat of terrorism or the impact of potential military conflicts; (5) changes in the regulatory environment; (6) changes in business conditions and inflation; (7) changes in securities markets; (8) data processing problems; (9) variances in the actual versus projected growth in assets; (10) return on assets; (11) loan losses; (12) expenses; (13) rates charged on loans and earned on securities investments; (14) rates paid on deposits; and (15) fee and other noninterest income earned, as well as other factors. This entire press release and the Company's periodic reports on Forms 10-K, 10-Q and 8-K should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

                     CENTRAL COAST BANCORP
             CONSOLIDATED CONDENSED FINANCIAL DATA
                          (Unaudited)
    (Dollars in thousands, except share and per share data)

                           Three Months Ended         Nine Months Ended
                              September 30,             September 30,
Statement of Income
 Data                       2005         2004         2005         2004
                        -----------  -----------  -----------  -----------
Interest income
   Loans (including
    fees)               $    16,529  $    12,180  $    46,988  $    34,864
   Investment securities      2,080        1,699        5,673        4,951
   Other                        625           58        1,066          138
                        -----------  -----------  -----------  -----------
      Total interest
       income                19,234       13,937       53,727       39,953
                        -----------  -----------  -----------  -----------
Interest expense
   Interest on deposits       4,374        2,780       11,914        8,032
   Other                        145           73          321          235
                        -----------  -----------  -----------  -----------
      Total interest
       expense                4,519        2,853       12,235        8,267
                        -----------  -----------  -----------  -----------
Net interest income          14,715       11,084       41,492       31,686
Provision for loan
 losses                           0          885        1,400        1,540
                        -----------  -----------  -----------  -----------
Net interest income
 after provision for
 loan losses                 14,715       10,119       40,092       30,146
                        -----------  -----------  -----------  -----------

Noninterest income
   Service charges
    on deposits                 814          799        2,327        2,346
   Other                        378          329        1,133          834
                        -----------  -----------  -----------  -----------
      Total noninterest
       income                 1,192        1,128        3,460        3,180
                        -----------  -----------  -----------  -----------

Noninterest expenses
   Salaries and benefits      4,392        3,709       13,059       10,891
   Occupancy                    841          704        2,401        2,027
   Furniture and
    equipment                   599          465        1,771        1,350
   Other                      1,548        1,457        4,645        4,200
                        -----------  -----------  -----------  -----------
      Total noninterest
       expenses               7,380        6,335       21,876       18,468
                        -----------  -----------  -----------  -----------
Income before provision
 for income taxes             8,527        4,992       21,676       14,858
Provision for income
 taxes                        3,187        1,729        8,233        5,143
                        -----------  -----------  -----------  -----------
      Net income        $     5,340  $     3,263  $    13,443  $     9,715
                        ===========  ===========  ===========  ===========

Common Share Data
  Earnings per share
   (adjusted for 5/4
   stock split
   distributed on
   February 28, 2005)
     Basic              $      0.37  $      0.25  $      0.95  $      0.72
     Diluted            $      0.36  $      0.23  $      0.92  $      0.68

     Weighted average
      shares
      outstanding        14,160,000   13,579,000   14,102,000   13,586,000
     Weighted average
      shares
      outstanding -
      diluted            14,665,000   11,406,000   14,585,000   14,260,000
  Book value per share                            $      8.14  $      7.18
  Shares outstanding                               14,099,000   13,608,000

                      CONSOLIDATED CONDENSED FINANCIAL DATA
                                  (Unaudited)
                            (Dollars in thousands)

                               September    December     September
Balance Sheet Data               2005         2004          2004
                             ----------   ----------    ----------
Assets
 Cash and due from banks     $   48,861   $   49,068    $   46,345
 Federal funds sold              39,062        9,029             -
 Available-for-sale
  securities - at fair value    212,528      169,151       175,545
 Loans:
  Commercial                    251,875      261,408       230,198
  Real estate-construction       37,339       61,366        41,599
  Real estate-other             624,718      594,507       556,771
  Consumer                       13,586       15,463        13,189
  Deferred loan fees, net        (1,212)      (1,228)       (1,208)
                             ----------   ----------    ----------
   Total loans                  926,306      931,516       840,549
  Allowance for loan losses     (17,550)     (16,270)      (14,779)
                             ----------   ----------    ----------
  Net loans                     908,756      915,246       825,770
  Premises and equipment, net     3,523        3,944         3,313
  Accrued interest receivable
   and other assets              20,597       18,223        22,792
                             ----------   ----------    ----------
Total assets                 $1,233,327   $1,164,661    $1,073,765
                             ==========   ==========    ==========

Liabilities and Shareholders' Equity
 Deposits:
  Demand, noninterest
   bearing                   $  295,220   $  344,244    $  260,703
  Demand, interest bearing      151,564      141,190       137,631
  Savings                       256,616      259,319       259,550
  Time                          392,991      306,615       296,275
                             ----------   ----------    ----------
   Total Deposits             1,096,391    1,051,368       954,159
 Accrued interest payable
  and other liabilities          22,192       12,177        21,856
 Shareholders' equity           114,744      101,116        97,750
                             ----------   ----------    ----------
Total liabilities and
 shareholders' equity        $1,233,327   $1,164,661    $1,073,765
                             ==========   ==========    ==========
Asset Quality
 Loans past due 90 days
  or more and accruing
  interest                   $       -    $        -    $      355
 Nonaccrual loans                    -           102           924
 Restructured loans              2,993           733           752
 Other real estate owned             -             -         5,250
                             ----------   ----------    ----------
  Total nonperforming
   assets                    $   2,993    $      835    $    7,281
                             ==========   ==========    ==========
 Allowance for loan losses
  to total loans                  1.89%         1.75%         1.76%
 Allowance for loan losses
  to NPL's                         586%         1949%          728%
 Allowance for loan losses
  to NPA's                         586%         1949%          203%

Regulatory Capital and Ratios
  Tier 1 capital             $ 114,824    $  100,473    $   96,590
  Total capital              $ 127,468    $  113,104    $  108,158
  Tier 1 capital ratio            11.4%         10.0%         10.5%
  Total risk based
   capital ratio                  12.7%         11.2%         11.7%
  Tier 1 leverage ratio            9.1%          9.1%          9.1%

                     CENTRAL COAST BANCORP
              CONSOLIDATED CONDENSED FINANCIAL DATA
                          (Unaudited)
                    (Dollars in thousands)

                           Three Months Ended         Nine Months Ended
                              September 30,              September 30,
Selected Financial
 Ratios                     2005         2004         2005         2004
                        -----------  -----------  -----------  -----------
  Return on average
   total assets                1.69%        1.22%        1.48%        1.25%
  Return on average
   shareholders' equity       18.89%       13.66%       16.68%       13.99%
  Net interest margin
   (tax equivalent
   basis)                      5.06%        4.56%        4.95%        4.50%
  Efficiency ratio
   (tax equivalent
   basis)                     45.51%       50.68%       48.02%       51.72%

Selected Average
 Balances
  Loans                 $   909,733  $   802,659  $   912,258  $   776,315
  Taxable investments       135,148      119,950      125,465      120,249
  Tax-exempt investments     69,964       53,255       61,220       51,542
  Federal funds sold         68,278       16,796       44,140       16,446
                        -----------  -----------  -----------  -----------
    Total earning
     assets             $ 1,183,123  $   992,660  $ 1,143,083  $   964,552
                        -----------  -----------  -----------  -----------
      Total assets      $ 1,257,264  $ 1,063,935  $ 1,213,528  $ 1,033,960
                        -----------  -----------  -----------  -----------

  Demand deposits -
   interest bearing     $   166,620  $   143,870  $   155,248  $   140,011
  Savings                   269,500      261,444      281,319      254,899
  Time deposits             386,350      287,973      362,152      279,114
  Other borrowings           11,283        5,433        8,205        7,790
                        -----------  -----------  -----------  -----------
    Total interest
     bearing
     liabilities        $   833,753  $   698,720  $   806,924  $   681,814
                        -----------  -----------  -----------  -----------
  Demand deposits -
   noninterest bearing  $   294,259  $   267,033  $   283,604  $   255,992
                        -----------  -----------  -----------  -----------
  Shareholders' equity  $   112,134  $    95,043  $   107,769  $    92,748
                        -----------  -----------  -----------  -----------

Contact:
Jayme C. Fields
Chief Financial Officer
(831) 422-6642